UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2018 (April 3, 2018)

FB FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-37875	62-1216058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

211 Commerce Street, Suite 300 Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

(615) 564-1212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01        Changes in Registrants’ Certifying Accountant.

The Audit Committee (the “Audit Committee”) of the Boards of Directors of FB Financial Corporation and FirstBank (collectively, the “Company”) conducted a competitive process to review the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.  The Audit Committee invited multiple firms to participate in this process.

As a result of this process and following careful deliberation, the Audit Committee decided to dismiss RSM US LLP as the Company’s independent registered public accounting firm. The Audit Committee’s decision to dismiss was effective as of April 3, 2018 and was formally communicated to RSM US LLP by the Company on April 3, 2018.

During the Company’s fiscal years ended December 31, 2016 and 2017, and the subsequent interim period through April 3, 2018, there were (i) no disagreements between the Company and RSM US LLP on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to RSM US LLP’s satisfaction, would have caused RSM US LLP to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements for the relevant year, and (ii) no “reportable events” as that term is defined in Item 304 (a)(1)(v) of Regulation S-K, except for the material weakness identified by the Company’s management regarding the Company’s lack of effective processes and procedures necessary to ensure that all transactions included in the Company’s mortgage loans held for sale accounts were properly recorded and reflected on the Company’s financial statements.  This material weakness was disclosed in Item 9A. – Controls and Procedures of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2017.  As disclosed under the caption “Report on Management’s Assessment of Internal Control over Financial Reporting” in Item 8. – Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on March 16, 2018, during the fourth quarter of 2017, the Company’s management successfully completed testing necessary to conclude that the material weakness had been remediated.

The audit report of RSM US LLP on the consolidated financial statements of the Company as of December 31, 2016 and 2017 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company has provided RSM US LLP with a copy of this Form 8-K prior to its filing with the SEC and requested that RSM US LLP furnish to the Company a letter addressed to the SEC stating whether it agrees with the statements made above. A copy of RSM US LLP’s letter dated April 6, 2018 is attached as Exhibit 16.1 to this Form 8-K.

On April 3, 2018, based upon the recommendation and approval of the Audit Committee, the Company appointed Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The Company’s engagement of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 became effective April 4, 2018 upon the execution of an engagement letter on such date. During the Company’s fiscal years ended December 31, 2016 and 2017, and the subsequent interim period through April 3, 2018, neither the Company, nor anyone on its behalf, consulted with Crowe Horwath LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and, as such, no written report or oral advice was provided, and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issues; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 9.01        Financial Statements and Exhibits.

Exhibit No.                                        Description of Exhibit

16.1	Letter to Securities and Exchange Commission from RSM US LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB FINANCIAL CORPORATION

By:	/s/ James R. Gordon
James R. Gordon
Chief Financial Officer and Secretary

Date:            April 6, 2018